UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2014

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (314) 342-3400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
On September 23, 2014, Peabody Energy Corporation (“Peabody”) issued a press release announcing that it has raised its third quarter 2014 Adjusted EBITDA targeted range due to higher-than-previously-expected results from its Western U.S. Mining segment, improved performance from its Australian metallurgical coal mines and the favorable effect of continued cost reductions across its operating platform. In addition, Peabody updated its third quarter 2014 Adjusted Diluted EPS targets to also reflect primarily the reversal of previously recognized deferred tax assets that will be recorded during the period due to the repeal of the Minerals Resource Rent Tax in Australia. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

99.1	Peabody press release dated September 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

September 23, 2014	By: /s/ Kenneth L. Wagner
Name: Kenneth L. Wagner
Title: Vice President, General Counsel - Corporate and Assistant Secretary

EXHIBIT INDEX

99.1	Peabody press release dated September 23, 2014.